Exhibit 10.1

Notice of Amendment to Outstanding Options

Granted under the Derby TopCo, Inc. 2019 Stock Incentive Plan

November [●], 2024

Dear [_____]:

You are receiving this notice because you were granted options (your “2019 Plan Options”) to acquire shares of common stock of Waystar Holding Corp., formerly Derby TopCo Inc. (the “Company”), under the Derby TopCo, Inc. 2019 Stock Incentive Plan, as amended (the “2019 Plan”).

Effective November [●], 2024, the Compensation Committee of the Board of Directors of the Company approved an amendment (the “Amendment”) to your 2019 Plan Options to make certain favorable changes to the alternative vesting terms pursuant to which performance-vesting options may vest following the 18-month anniversary of our initial public offering. The full Amendment is attached hereto as Exhibit A.

Please note that no further action is needed on your part to effectuate the Amendment.

Sincerely,

WAYSTAR HOLDING CORP.

Exhibit A

AMENDMENT TO OPTION AGREEMENT

This AMENDMENT TO OPTION AGREEMENT (this “Amendment”) is made effective as of November [●], 2024.

RECITALS

WHEREAS, Waystar Holding Corp. (formerly Derby TopCo Inc.), a Delaware corporation (the “Company”), maintains the Derby TopCo, Inc. 2019 Stock Incentive Plan, as amended (the “2019 Plan”), pursuant to which the Company has granted Options to certain Eligible Persons, including, but not limited to, the Participant (as defined below); capitalized terms used but not defined herein shall have the meanings ascribed to them in the 2019 Plan;

WHEREAS, the Company and the individual participant listed on Schedule 1 attached hereto (the “Participant”) are party to those certain Option Agreements identified on the signature page hereto evidencing the grant of Options outstanding under the 2019 Plan (collectively, the “Option Agreements”); and

WHEREAS, pursuant to its authority under Section 9(b) of the 2019 Plan, the Committee has determined to amend all outstanding Options under the 2019 Plan as provided herein.

NOW, THEREFORE, each of the Option Agreements is hereby amended as follows:

AMENDMENT

Section 1.Section 2(b)(i) of each Option Agreement is hereby deleted and replaced in its entirety with the following:

“(i)Performance-Vesting Options shall be eligible to vest upon any Measurement Date, subject to the Participant’s not having undergone a Termination prior to such Measurement Date, based on the achievement of the following performance hurdles (the “Performance Hurdles”) with the number of Performance-Vesting Options that vest on such Measurement Date being reduced by the number of Performance-Vesting Options that have previously vested prior to such Measurement Date:”

Section 2.Section 2(b) of each Option Agreement is hereby amended to add the following as a new subsection (iv) at the end thereof:

“(iv)Notwithstanding anything herein to the contrary, from and after the date on which the first trading window opens under the Company’s then-applicable trading policy following December 6, 2025 and continuing until the Final Measurement Date, the Performance-Vesting Options shall be eligible to vest upon the first day of each trading window that opens under the Company’s then-applicable trading policy (each, an “Open Window Commencement Date”), subject to the Participant’s not having undergone a Termination prior to such Open Window

Commencement Date, based on the achievement of the following performance hurdles (the “Alternative Performance Hurdles”):

(A)None of the Performance-Vesting Options will vest upon any Open Window Commencement Date if the volume-weighted average share price of the Common Stock over the 20-trading day period ending as of such Open Window Commencement Date is less than $24.81;

(B)100% of the Performance-Vesting Options will vest upon any Open Window Commencement Date if the volume-weighted average share price of the Common Stock over the 20-trading day period ending as of such Open Window Commencement Date is at least $41.35; and

(C)To the extent that the volume-weighted average share price of the Common Stock over the 20-trading day period ending as of any Open Window Commencement Date falls between $24.81 and $41.35, the Performance-Vesting Options will vest based on a linear interpolation between a 20-trading day volume-weighted average share price of $24.81 and a 20-trading day volume-weighted average share price of $41.35, in each case, with the number of Performance-Vesting Options that vest on such Open Window Commencement Date being reduced by the number of Performance-Vesting Options that have previously vested prior to such Open Window Commencement Date.”

Section 3.Section 2(c)(xii) of each Option Agreement is hereby deleted and replaced in its entirety with the following:

“(xii)“Sponsor Cash Amounts” means, as of any Measurement Date, without duplication, the cumulative amount of all cash and cash equivalents (including as a result of cash dividends, cash distributions, or receipt of cash proceeds) and Marketable Securities (valued as of the date of receipt of such Marketable Securities and without regard to any decrease or increase in value thereafter) actually received by the Sponsor Group on or before such Measurement Date with respect to or in exchange for equity securities of Parent; provided however, that, with respect to a Final Measurement Date that (A) is a Change of Control, Sponsor Cash Amounts will also include the fair market value of any remaining equity securities of the Company held by the Sponsor Group, based on the Change of Control price, as well as the fair market value of any non-cash proceeds received in by the Sponsor Group in connection with such Change of Control, and (B) is not a Change of Control, Sponsor Cash Amounts will also include the fair market value of any remaining equity securities of the Company held by the Sponsor Group, with IPO Securities valued using the volume-weighted average share price of the IPO Company over the 20-trading day period ending as of the Final Measurement Date, as well as the fair market value of any non-cash proceeds held by the Sponsor Group.”

Section 4.The penultimate sentence of Section 3(a) of each Option Agreement is hereby amended to add the following at the end thereof:

“(or, as applicable, if an Open Window Commencement Date occurs within the Tail Period, and will vest to the extent applicable Alternative Performance Hurdles are achieved in connection with such Open Window Commencement Date)”

Section 5.Except as expressly described herein, the Option Agreements, including any exhibits thereto, shall remain in full force and effect in accordance with their respective terms, as amended through the date hereof.

***

Schedule 1

Option Details

Participant Name: [_____]

Option Agreements Evidencing Outstanding Options under 2019 Plan
Grant Date	Number of Options Granted	Expiration Date
[_____]	[_____]	[_____]
[_____]	[_____]	[_____]
[_____]	[_____]	[_____]